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     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 24, 2003

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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


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                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                        PURSUANT TO SECTION 12(b) OR (g)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


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                          THE WILLIAMS COMPANIES, INC.
             (Exact name of registrant as specified in its charter)


               DELAWARE                                73-0569878
    (State or Other Jurisdiction of                 (I.R.S. Employer
     Incorporation or Organization)                 Identification No.)



        ONE WILLIAMS CENTER
          TULSA, OKLAHOMA                                       74172
 (Address of Principal Executive Offices)                     (Zip Code)



If this form relates to the registration  If this form relates to the
securities pursuant to Section 12(b) of   registration sercurities pursuant to
the Exchange Act and is effective upon    Section 12(g) of the Exchange Act and
filing pursuant to General Instruction    is effective pursuant to General
A.(c), check the following box.  [ ]      Instruction A.(d), check the following
                                          box.  [X]

         Securities Act registration statement file number to which this form relates: [333-85568]


        Securities to be registered pursuant to Section 12(b) of the Act:


        Title of Each Class                Name of Each Exchange on Which
        to be so Registered                Each Class is to be Registered

               NONE                                      NONE



        Securities to be registered pursuant to Section 12(g) of the Act:

            5.50% JUNIOR SUBORDINATED CONVERTIBLE DEBENTURES DUE 2033

                     COMMON STOCK, $1.00 PAR VALUE PER SHARE


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                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

         Descriptions of the new 5.50% Junior Subordinated Convertible Debentures due 2033 and the new Common Stock, $1.00 par value per share of The Williams Companies, Inc. (the "Registrant") are set forth under the headings "Description of the Convertible Debentures" and "Description of Capital Stock," respectively, in the prospectus forming part of the Registrant's registration statement on Form S-3 (File No. 333-106504), as amended from time to time (the "Registration Statement"), filed with the Securities and Exchange Commission on June 26, 2003 and amended by Amendment No. 1 to the Registration Statement on July 23, 2003, which information is incorporated herein by reference.

ITEM 2.  EXHIBITS.

         The following exhibits to this registration statement have been filed as exhibits to the Registration Statement and are hereby incorporated herein by reference.


EXHIBIT
NUMBER                                 DESCRIPTION
------                                 -----------
1.1 Purchase Agreement, dated May 20, 2003 between the Registrant and the Initial Purchaser named therein.*

4.1 Indenture, dated May 28, 2003, between the Registrant and JPMorgan Chase Bank, as trustee.*

4.2 Registration Rights Agreement, dated May 28, 2003, between the Registrant and the Initial Purchaser named therein.*

4.3             Form of Convertible Debenture (contained in Exhibit 4.1)*

5.1 Opinion of White & Case LLP as to the legality of the convertible debentures and the common stock issuable upon conversion of the convertible debentures (contained in Exhibit 8.1).*

8.1             Opinion of White & Case LLP as to certain tax matters.*

23.1            Consent of Ernst & Young LLP.*

23.2            Consent of White & Case LLP (contained in Exhibit 8.1).*

24.1            Power of Attorney.*

25.1 Statement of Eligibility of JPMorgan Chase Bank, as trustee, on Form T-1 with respect to the issuance of the Convertible Debentures due June 1, 2033 by the Registrant pursuant to the Indenture between the Registrant and JPMorgan Chase Bank, as trustee.*

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*     Previously filed as an exhibit to the Registration Statement.


                                      -2-
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                                    SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                            THE WILLIAMS COMPANIES, INC.


Date:  July 24, 2003                        By: /s/ TONY GEHRES
                                                ----------------------------
                                                Name:  Tony Gehres
                                                Title: Associate General Counsel


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                               INDEX TO EXHIBITS


EXHIBIT
NUMBER                                 DESCRIPTION
------                                 -----------
1.1             Purchase Agreement, dated May 20, 2003 between the Registrant and the Initial Purchaser named therein.*

4.1             Indenture, dated May 28, 2003, between the Registrant and
                JPMorgan Chase Bank, as trustee.*

4.2             Registration Rights Agreement, dated May 28, 2003, between the
                Registrant and the Initial Purchaser named therein.*

4.3             Form of Convertible Debenture (contained in Exhibit 4.1)*

5.1 Opinion of White & Case LLP as to the legality of the convertible debentures and the common stock issuable upon conversion of the convertible debentures (contained in Exhibit 8.1).*

8.1             Opinion of White & Case LLP as to certain tax matters.*

23.1            Consent of Ernst & Young LLP.*

23.2            Consent of White & Case LLP (contained in Exhibit 8.1).*

24.1            Power of Attorney.*

25.1            Statement of Eligibility of JPMorgan Chase Bank, as trustee, on
                Form T-1 with respect to the issuance of the Convertible
                Debentures due June 1, 2033 by the Registrant pursuant to the Indenture between the Registrant and JPMorgan Chase Bank, as trustee.*

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*     Previously filed as an exhibit to the Registration Statement.